UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

January 29, 2010

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) Effective as of January 26, 2010, Extreme Networks, Inc. (the “Company”) has appointed Justin DiMacchia, to serve as its principal accounting officer. Mr. DiMacchia, age 67, is assuming the role of principal accounting officer from Bob Corey, the Company’s Senior Vice President, Chief Financial Officer and Acting President and Chief Executive Officer.

Mr. DiMacchia has been employed by the Company since August 2004, most recently as the Company’s Director of Internal Audit. He has held various positions in the Company’s finance group, including Interim Vice President Corporate Controller. Before joining the Company, Mr. DiMacchia held various Financial Management positions with increasing responsibility while at Palm, Inc. Prior to Palm, Inc., he was the Vice President Chief Financial Officer of The Appletree Companies. Mr. DiMacchia commenced his career with Arthur Andersen & Co. and is a Certified Public Accountant in California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2010

EXTREME NETWORKS, INC.

By:	/S/ BOB L. COREY
Bob L. Corey
Senior Vice President and Chief Financial
Officer and Acting President and Chief
Executive Officer

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